090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	00004225356-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/20/2014 7:38 AM
	Entity Number E0370762013-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SpineZ Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Articles of Incorporation is amended to read as follows: "The name of the corporation is Medovex Corp."

The outstanding shares of common stock of the corporation shall be reverse split at the rate of one share for each two (1:2) shares outstanding held by shareholders at the close of business on March 13, 2014.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 9,233,456 (59.33%)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

200201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00004225357-08
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/20/2014 7:38 AM
	Entity Number E0370762013-6

Name Consent or Release

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Name Consent (if name is *currently filed* in Nevada)

I, ______________________, hereby give consent
current holder of name

to ______________________ to use the name
recipient of name consent

____
name being released for use by the recipient

Name Reservation Release (if name is *currently reserved* in Nevada)

I, Carina Dunlap c/o Corporation Service Company, hereby give consent
current holder of reserved name

to SPINEZ CORP. to use the name
person to whom reserved name is being released

MEDOVEX CORP.
reserved name being released

Signed: X Carina Dunlap (document must be signed before a notary public)
signature of current holder of name

State of Florida

County of Leon

This document was acknowledged before me on March 19, 2014
date

By Carina Dunlap
name of person being notarized

Joyce L. Markley
signature of notary public

JOYCE L. MARKLEY
MY COMMISSION # EE 109259
EXPIRES: November 4, 2015
Bonded Thru Notary Public Underwriters

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

MEDOVEX CORP.

Nevada Business Identification # NV20131454536

Expiration Date: July 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 25, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.